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                                                                  Exhibit No. 22

                      Duplex Products Inc. and Subsidiary

                                   SUBSIDIARY



Subsidiary
- ----------

The subsidiary of the Company listed below was included in the consolidated financial statements:

                                                                                       State or country
                                                                    Percentage             in which
                                                                        of             incorporated or
                                                                    ownership               organized
                                                                    ----------         ------------------
Puerto Rico Envelopes, Inc.                                           100%                 Florida





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